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

                                                                    NEWS RELEASE
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FOR IMMEDIATE RELEASE

              CogenAmerica Accuses NRG of Violating U.S. Bankruptcy
            Court Order. Seeks Court Injunction Requiring NRG Energy
                          to Adhere to Company By-Laws.

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Minneapolis, MN, October 13, 1998 - Cogeneration Corporation of America
(CogenAmerica) (Nasdaq: CGCA) and Lawrence I. Littman, a member of the Independent Directors Committee, have filed suit in the U.S. Bankruptcy Court in New Jersey seeking a permanent injunction enjoining NRG from violating CogenAmerica's by-laws. Littman also was chairman of the Official Committee of the Equity Security Holders appointed by the court in O'Brien Environmental Energy, Inc.'s Chapter 11 case, which ended in 1996.

The suit alleges that NRG has attempted to circumvent the company's by-laws agreed to by NRG and approved by the bankruptcy court order in its proxy action aimed at removing CogenAmerica CEO Robert T. Sherman, Jr. as a company director.

The company's by-laws state that a super-majority of 75% is required for any action by written shareholder consent in lieu of a shareholders' meeting. NRG has contended that it has been "orally" advised by counsel that the by-laws provision is invalid because it is not part of the company's Certificate of Incorporation.

The Littman/Cogenamerica suit says, "NRG, having agreed to the super-majority provisions for stockholder consent in lieu of a meeting, cannot simply declare that the provision violates Delaware law and is now no longer part of the negotiated deal. Undoubtedly, NRG intended this super-majority provision to be valid. If it did not, because it knew of the alleged Delaware law infirmity and failed to disclose it, it is an outright fraud on the court and public stockholders. Thus public stockholders and CogenAmerica will be irreparably harmed if NRG is permitted to walk away from by-law provisions it fully intended to live by and used in inducing stockholders to vote for its plan."

The filing further states, "Since the effective date of the NRG Plan [which enabled O'Brien Environmental Energy, Inc. to emerge from bankruptcy in 1996], NRG has consistently demonstrated a desire to take advantage of CogenAmerica and its public stockholders by unreasonably using its influence to cause the NRG-appointed directors to take actions detrimental to the best interests of CogenAmerica. Only the efforts of Mr. Sherman and the Independent Directors Committee have prevented NRG from reaping substantial unwarranted profits at CogenAmerica's expense. [If it replaces Sherman with an NRG appointed director], there is no reason to believe that NRG will not use its newly acquired control in the same fashion."

CogenAmercia and its subsidiaries develop and own cogeneration projects that produce electricity and thermal energy for sale to industrial and commercial users and public utilities. The company has cogeneration facilities in New Jersey, Pennsylvania, Oklahoma and Illinois. Approximately 45% of the outstanding common shares of CogenAmerica are owned by NRG Energy, a wholly-owned subsidiary of Northern States Power Company (NYSE: NSP)

Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including the risk that project development efforts will not result in the addition of new projects, the risk that actual operating results of any project or of CGCA will not equal or exceed the results expected, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 1997.

For additional information contact Frank N. Hawkins, Jr. or Julie Marshall at Hawk Associates, Inc. (305) 852-2383. Copies of CGCA press releases, SEC filings, current price quotes and other valuable information for investors may be found on the website http://www.hawkassociates.com